Fourth Quarter 2016 Supplemental Operating and Financial Data All amounts in this report are unaudited. Government Properties Income Trust Exhibit 99.2Exhibit 99.2Exhibit 99.2

Government Properties Income Trust Supplemental Operating and Financial Data, September 30, 2017 TABLE OF CONTENT S 2 TABLE OF CONTENTS CORPORATE INFORMATION PAGE/EXHIBIT Company Profile 6 Investor Information 7 Research Coverage 8 FINANCIALS Key Financial Data 10 Condensed Consolidated Balance Sheets 11 Condensed Consolidated Statements of Income 12 Condensed Consolidated Statements of Cash Flows 13 Debt Summary 14 Debt Maturity Schedule 15 Leverage Ratios, Coverage Ratios and Public Debt Covenants 16 Summary of Capital Expenditures 17 Property Acquisition and Disposition Information Since January 1, 2017 18 Calculation of Property Net Operating Income (NOI) and Cash Basis NOI 19 Calculation of Same Property NOI and Cash Basis NOI 20 Calculation of EBITDA and Adjusted EBITDA 21 Calculation of Funds from Operations (FFO) and Normalized FFO 22 Definitions of Certain Non-GAAP Financial Measures Definitions 23 PORTFOLIO INFORMATION Portfolio Summary 25 Summary Consolidated and Same Property Results 26 Occupancy and Leasing Summary 28 Leasing Analysis by Tenant Type 29 Tenant List 30 Lease Expiration Schedule 31 EXHIBIT Property Detail A

Government Properties Income Trust Supplemental Operating and Financial Data, September 30, 2017 W ARNING CONCERNING FO RW ARD LOOKING S TA TEMENT S 3 WARNING CONCERNING FORWARD LOOKING STATEMENTS THIS PRESENTATION OF SUPPLEMENTAL OPERATING AND FINANCIAL DATA CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS IN THIS REPORT RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING: • OUR ACQUISITIONS AND SALES OF PROPERTIES, • OUR ABILITY TO COMPETE FOR ACQUISITIONS AND TENANCIES EFFECTIVELY, • THE LIKELIHOOD THAT OUR TENANTS WILL PAY RENT OR BE NEGATIVELY AFFECTED BY CYCLICAL ECONOMIC CONDITIONS OR GOVERNMENT BUDGET CONSTRAINTS, • THE LIKELIHOOD THAT OUR TENANTS WILL RENEW OR EXTEND THEIR LEASES AND NOT EXERCISE EARLY TERMINATION OPTIONS PURSUANT TO THEIR LEASES OR THAT WE WILL OBTAIN REPLACEMENT TENANTS, • THE LIKELIHOOD THAT OUR RENTS WILL INCREASE WHEN WE RENEW OR EXTEND OUR LEASES OR ENTER NEW LEASES, • OUR ABILITY TO PAY DISTRIBUTIONS TO OUR SHAREHOLDERS AND THE AMOUNT OF SUCH DISTRIBUTIONS, • OUR EXPECTATION THAT WE BENEFIT FINANCIALLY FROM OUR OWNERSHIP INTEREST IN SELECT INCOME REIT, OR SIR, • OUR POLICIES AND PLANS REGARDING INVESTMENTS, FINANCINGS AND DISPOSITIONS, • THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY, • OUR EXPECTATION THAT THERE WILL BE OPPORTUNITIES FOR US TO ACQUIRE, AND THAT WE WILL ACQUIRE, ADDITIONAL PROPERTIES IN THE METROPOLITAN WASHINGTON, D.C. MARKET AREA OR ELSEWHERE, INCLUDING PROPERTIES THAT ARE MAJORITY LEASED TO GOVERNMENT TENANTS OR GOVERNMENT CONTRACTOR TENANTS, • OUR EXPECTATIONS REGARDING DEMAND FOR LEASED SPACE BY THE U.S. GOVERNMENT AND STATE AND LOCAL GOVERNMENTS, • OUR ABILITY TO RAISE EQUITY OR DEBT CAPITAL, • OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT, • OUR ABILITY TO APPROPRIATELY BALANCE OUR USE OF DEBT AND EQUITY CAPITAL, • OUR CREDIT RATINGS, • OUR EXPECTED BENEFITS FROM OUR ACQUISITION OF FIRST POTOMAC REALTY TRUST, OR FPO, AND SUCH ACQUISTION, THE FPO TRANSACTION, • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP OF THE RMR GROUP INC., OR RMR INC., • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP OF AFFILIATES INSURANCE COMPANY, OR AIC, AND FROM OUR PARTICIPATION IN INSURANCE PROGRAMS ARRANGED BY AIC, • THE CREDIT QUALITIES OF OUR TENANTS, • OUR QUALIFICATION FOR TAXATION AS A REAL ESTATE INVESTMENT TRUST, OR REIT, AND • OTHER MATTERS. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS, OR FFO, NORMALIZED FUNDS FROM OPERATIONS, OR NORMALIZED FFO, NET OPERATING INCOME, OR NOI, CASH BASIS NOI, EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION, OR EBITDA, EBITDA AS ADJUSTED, OR ADJUSTED EBITDA, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO: • THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR TENANTS, • COMPETITION WITHIN THE REAL ESTATE INDUSTRY, PARTICULARLY WITH RESPECT TO THOSE MARKETS IN WHICH OUR PROPERTIES ARE LOCATED AND WITH RESPECT TO GOVERNMENT TENANCIES, • THE IMPACT OF CHANGES IN THE REAL ESTATE NEEDS AND FINANCIAL CONDITIONS OF THE U.S. GOVERNMENT AND STATE AND LOCAL GOVERNMENTS, • COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS, • ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR RELATED PARTIES, INCLUDING OUR MANAGING TRUSTEES, THE RMR GROUP LLC, OR RMR LLC, RMR INC., SIR, AIC AND OTHERS AFFILIATED WITH THEM, • LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY FOR TAXATION AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES, AND • ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL.

Government Properties Income Trust Supplemental Operating and Financial Data, September 30, 2017W ARNING CONCERNING FO RW ARD LOOKING S TA TEMENTS (continued ) 4 FOR EXAMPLE: • OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO MAKE PAYMENTS OF PRINCIPAL AND INTEREST ON OUR INDEBTEDNESS DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS, THE CAPITAL COSTS WE INCUR TO LEASE OUR PROPERTIES, OUR WORKING CAPITAL REQUIREMENTS AND OUR RECEIPT OF DISTRIBUTIONS FROM SIR. WE MAY BE UNABLE TO PAY OUR DEBT OBLIGATIONS OR TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS ON OUR COMMON SHARES AND FUTURE DISTRIBUTIONS MAY BE REDUCED OR ELIMINATED, • OUR ABILITY TO GROW OUR BUSINESS AND INCREASE DISTRIBUTIONS TO OUR SHAREHOLDERS DEPENDS IN LARGE PART UPON OUR ABILITY TO BUY PROPERTIES AND LEASE THEM FOR RENTS, LESS THEIR PROPERTY OPERATING EXPENSES, THAT EXCEED OUR CAPITAL COSTS. WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING OR LEASE TERMS FOR NEW PROPERTIES, • SOME OF OUR TENANTS MAY NOT RENEW EXPIRING LEASES, AND WE MAY BE UNABLE TO OBTAIN NEW TENANTS TO MAINTAIN OR INCREASE THE HISTORICAL OCCUPANCY RATES OF, OR RENTS FROM, OUR PROPERTIES, • SOME GOVERNMENT TENANTS MAY EXERCISE THEIR RIGHTS TO VACATE THEIR SPACE BEFORE THE STATED EXPIRATION OF THEIR LEASES AND WE MAY BE UNABLE TO OBTAIN NEW TENANTS TO MAINTAIN • THE HISTORICAL OCCUPANCY RATES OF, OR RENTS FROM, OUR PROPERTIES, • RENTS THAT WE CAN CHARGE AT OUR PROPERTIES MAY DECLINE BECAUSE OF CHANGING MARKET CONDITIONS OR OTHERWISE, • CONTINGENCIES IN OUR ACQUISITION AND SALE AGREEMENTS MAY NOT BE SATISFIED AND OUR PENDING ACQUISITIONS AND SALES MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS OF SUCH TRANSACTIONS MAY CHANGE, • CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CREDIT FACILITY CONDITIONS THAT WE MAY BE UNABLE TO SATISFY, • ACTUAL COSTS UNDER OUR REVOLVING CREDIT FACILITY OR OTHER FLOATING RATE CREDIT FACILITIES WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF FEES AND EXPENSES ASSOCIATED WITH SUCH FACILITIES, • THE INTEREST RATES PAYABLE UNDER OUR FLOATING RATE DEBT OBLIGATIONS DEPEND UPON OUR CREDIT RATINGS. BOTH MOODY'S INVESTORS SERVICE, OR MOODY'S, AND STANDARD & POOR'S RATINGS SERVICES, OR S&P, HAVE RECENTLY UPDATED OUR RATING OUTLOOK TO NEGATIVE, WHICH MAY IMPLY THAT OUR CREDIT RATINGS MAY BE DOWNGRADED. IF OUR CREDIT RATINGS ARE DOWNGRADED, OUR BORROWING COSTS WILL INCREASE, • OUR ABILITY TO ACCESS DEBT CAPITAL AND THE COST OF OUR DEBT CAPITAL WILL DEPEND IN PART ON OUR CREDIT RATINGS. BOTH MOODY'S AND S&P HAVE RECENTLY UPDATED OUR RATING OUTLOOK TO NEGATIVE, WHICH MAY IMPLY THAT OUR CREDIT RATINGS MAY BE DOWNGRADED. IF OUR CREDIT RATINGS ARE DOWNGRADED, WE MAY NOT BE ABLE TO ACCESS DEBT CAPITAL OR THE DEBT CAPITAL WE CAN ACCESS MAY BE EXPENSIVE, • WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE, • THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOANS MAY BE INCREASED TO UP TO $2.5 BILLION ON A COMBINED BASIS IN CERTAIN CIRCUMSTANCES; HOWEVER, INCREASING THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOANS IS SUBJECT TO OUR OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR, • WE HAVE THE OPTION TO EXTEND THE MATURITY DATE OF OUR REVOLVING CREDIT FACILITY UPON PAYMENT OF A FEE AND MEETING OTHER CONDITIONS; HOWEVER, THE APPLICABLE CONDITIONS MAY NOT BE MET, • THE BUSINESS AND PROPERTY MANAGEMENT AGREEMENTS BETWEEN US AND RMR LLC HAVE CONTINUING 20 YEAR TERMS.  HOWEVER, THOSE AGREEMENTS PERMIT EARLY TERMINATION IN CERTAIN CIRCUMSTANCES. ACCORDINGLY, WE CANNOT BE SURE THAT THESE AGREEMENTS WILL REMAIN IN EFFECT FOR CONTINUING 20 YEAR TERMS, • WE BELIEVE THAT OUR RELATIONSHIPS WITH OUR RELATED PARTIES, INCLUDING RMR LLC, RMR INC., SIR, AIC AND OTHERS AFFILIATED WITH THEM MAY BENEFIT US AND PROVIDE US WITH COMPETITIVE ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS.  HOWEVER, THE ADVANTAGES WE BELIEVE WE MAY REALIZE FROM THESE RELATIONSHIPS MAY NOT MATERIALIZE, • WE MAY FAIL TO EXECUTE SUCCESSFULLY ON OUR EXPANDED BUSINESS STRATEGY OR INCREASED SCALE RESULTING FROM THE FPO TRANSACTION AND THEREFORE MAY NOT REALIZE THE BENEFITS WE EXPECT FROM THE FPO TRANSACTION, • SIR MAY REDUCE THE AMOUNT OF ITS DISTRIBUTIONS TO ITS SHAREHOLDERS, INCLUDING US, • RMR INC. MAY REDUCE THE AMOUNT OF ITS DISTRIBUTION TO ITS SHAREHOLDERS, INCLUDING US, • WE MAY BE UNABLE TO SELL OUR SIR COMMON SHARES FOR AN AMOUNT EQUAL TO OUR CARRYING VALUE OF THOSE SHARES AND ANY SUCH SALE MAY BE AT A DISCOUNT TO MARKET PRICE BECAUSE OF THE LARGE SIZE OF OUR SIR HOLDINGS OR OTHERWISE; WE MAY REALIZE A LOSS ON OUR INVESTMENT IN OUR SIR SHARES, AND • WE EXPECT TO SPEND, AS OF SEPTEMBER 30, 2017, AN ADDITIONAL $3.3 MILLION TO COMPLETE THE REDEVELOPMENT AND EXPANSION OF A PROPERTY WE OWN PRIOR TO THE COMMENCEMENT OF THE LEASE FOR THAT PROPERTY. IN ADDITION, AS OF SEPTEMBER 30, 2017, WE HAVE ESTIMATED UNSPENT LEASING RELATED OBLIGATIONS OF $26.6 MILLION, EXCLUDING THE ESTIMATED DEVELOPMENT COSTS NOTED IN THE PRECEDING SENTENCE. IT IS DIFFICULT TO ACCURATELY ESTIMATE DEVELOPMENT AND TENANT SPACE PREPARATION COSTS. THIS DEVELOPMENT PROJECT AND OUR UNSPENT LEASING RELATED OBLIGATIONS MAY COST MORE OR LESS AND MAY TAKE LONGER TO COMPLETE THAN WE CURRENTLY EXPECT, AND WE MAY INCUR INCREASING AMOUNTS FOR THESE AND SIMILAR PURPOSES IN THE FUTURE. CURRENTLY UNEXPECTED RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS CHANGES IN GOVERNMENT TENANTS’ NEEDS FOR LEASED SPACE, ACTS OF TERRORISM, NATURAL DISASTERS OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY. THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION "RISK FACTORS" IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS. EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Government Properties Income Trust Supplemental Operating and Financial Data, September 30, 2017CORPORATE INFORMATION 5 One Memphis Place, Memphis, TN Square Feet: 204,694 Primary Agency Occupant: U.S. Courts

Government Properties Income Trust Supplemental Operating and Financial Data, September 30, 2017 COM PAN Y PROFIL E 6 COMPANY PROFILE The Company: Government Properties Income Trust, or GOV, we or us, is a real estate investment trust, or REIT, which owns properties leased primarily to the U.S. government and state governments located throughout the United States. The majority of our properties are office buildings. As of September 30, 2017, we also own 24.9 million common shares, or approximately 27.8% of the then outstanding common shares, of Select Income REIT (Nasdaq: SIR), or SIR, a REIT which owns properties that are primarily leased to single tenants. We have been investment grade rated since 2010, and we are included in the S&P Small Cap 600 Index, the Russell 2000® index and the MSCI US REIT index. Management: GOV is managed by The RMR Group LLC, the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR). RMR is an alternative asset management company that was founded in 1986 to manage real estate companies and related businesses. RMR primarily provides management services to four publicly owned equity REITs and three real estate related operating businesses. In addition to managing GOV, RMR manages Hospitality Properties Trust, a REIT that owns hotels and travel centers, Senior Housing Properties Trust, a REIT that primarily owns healthcare, senior living and medical office buildings, SIR, a REIT which owns properties that are primarily leased to single tenants. RMR also provides management services to TravelCenters of America LLC, a publicly traded operator of travel centers along the U.S. Interstate Highway System, convenience stores and restaurants, Five Star Senior Living Inc., a publicly traded operator of senior living communities, and Sonesta International Hotels Corporation, a privately owned franchisor and operator of hotels and cruise ships. RMR also manages publicly traded securities of real estate companies, a publicly traded mortgage REIT and private commercial real estate debt funds through wholly owned SEC registered investment advisory subsidiaries. As of September 30, 2017, RMR had $28.5 billion of real estate assets under management and the combined RMR managed companies had approximately $11 billion of annual revenues, over 1,400 properties and approximately 53,000 employees. We believe that being managed by RMR is a competitive advantage for GOV because of RMR’s depth of management and experience in the real estate industry. We also believe RMR provides management services to us at costs that are lower than we would have to pay for similar quality services. Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458-1634 (t) (617) 219-1440 (f) (617) 219-1441 Stock Exchange Listing: Nasdaq Trading Symbols: Common Shares: GOV Senior Unsecured Notes due 2046: GOVNI Issuer Ratings: Moody’s: Baa3 Standard & Poor’s: BBB- (1) See page 22 for the calculation of Normalized FFO and a reconciliation of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to this amount. Total Properties 74 (96 buildings) Total sq. ft. 11,517 Percent Leased 95.0% Q3 2017 Total Rental Income $70,179 Q3 2017 Net Income $10,989 Q3 2017 Normalized FFO (1) $39,602 Key data (as of 9/30/2017): (dollars and sq. ft. in 000s)

INVESTOR INFORMATION

INVESTOR INFORMATION

Board of Trustees

Barbara D. Gilmore
Independent Trustee

John L. Harrington
Independent Trustee

Elena Poptodorova
Independent Trustee

Adam D. Portnoy
Managing Trustee

Barry M. Portnoy
Managing Trustee

Jeffrey P. Somers
Independent Trustee

Senior Management

David M. Blackman
President and Chief Operating Officer

Mark L. Kleifges
Chief Financial Officer and Treasurer

Contact Information

Investor Relations
Government Properties Income Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634
(t) (617) 219-1440
(f) (617) 796-8267
(e-mail) info@govreit.com
(website) www.govreit.com

Inquiries
Financial inquiries should be directed to Mark L. Kleifges, Chief Financial Officer and Treasurer, at (617) 219-1440 or mkleifges@rmrgroup.com.

Investor and media inquiries should be directed to Christopher Ranjitkar, Director, Investor Relations, at (617) 219-1473 or cranjitkar@rmrgroup.com.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2017
7

RESEARCH COVERAGE

RESEARCH COVERAGE

Equity Research Coverage

Bank of America Merrill Lynch Research
James Feldman
James.Feldman@baml.com
(646) 855-5808

D.A. Davidson & Co.
James Lykins
jlykins@dadco.com
503-603-3041

FBR & Co.
Bryan Maher
bmaher@fbr.com
(646) 885-5423

Jeffries & Company, Inc.
Jonathan Petersen
jpetersen@jefferies.com
(212) 284-1705

JMP Securities
Mitch Germain
mgermain@jmpsecurities.com
(212) 906-3546

Morgan Stanley
Sumit Sharma
Sumit.Sharma@morganstanley.com
(212) 761-7567

RBC Capital Markets
Mike Carroll
Michael.Carroll@rbccm.com
(440) 715-2649

Rating Agencies

Moody's Investors Service
Lori Marks
Lori.marks@moodys.com
(212) 553-1653

Standard & Poor's
Sarah Sherman
sarah.sherman@standardandpoors.com
(212) 438-3550

GOV is followed by the analysts and its credit is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding GOV's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of GOV or its management. GOV does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

Government Properties Income Trust
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Government Properties Income Trust Supplemental Operating and Financial Data, September 30, 2017 FINANCIALS 9960 Maryland Drive, Richmond, VA Square Feet: 173,932 Agency Occupant: The Commonwealth of Virginia 9 625 Indiana Avenue, Washington, DC Square Feet: 160,897 Primary Agency Occupant: U.S. Courts 9

KEY FINANCIAL DATA

KEY FINANCIAL DATA

(dollar and share amounts in thousands, except per share data)

	As of and for the Three Months Ended				
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Selected Balance Sheet Data:					
Total gross assets [1]	$ 3,868,036	$ 2,685,114	$ 2,685,291	$ 2,681,870	$ 2,551,044
Total assets	$ 3,536,967	$ 2,365,109	$ 2,377,050	$ 2,385,066	$ 2,265,070
Total liabilities	$ 2,159,440	$ 1,456,430	$ 1,448,480	$ 1,450,062	$ 1,314,330
Total shareholders' equity	$ 1,377,527	$ 908,679	$ 928,570	$ 935,004	$ 950,740
Selected Income Statement Data:					
Rental income	$ 70,179	$ 69,887	$ 69,296	$ 66,030	$ 64,478
Net income	$ 10,989	$ 11,677	$ 7,415	$ 12,065	$ 11,578
NOI [2]	$ 41,042	$ 42,587	$ 42,521	$ 39,939	$ 37,550
Adjusted EBITDA [3]	$ 51,916	$ 52,160	$ 51,893	$ 49,424	$ 47,122
FFO [4]	$ 40,357	$ 41,282	$ 37,713	$ 40,637	$ 38,512
Normalized FFO [4]	$ 39,602	$ 42,412	$ 39,899	$ 41,533	$ 38,590
Per Share Data (basic and diluted):					
Net income	$ 0.11	$ 0.16	$ 0.10	$ 0.17	$ 0.16
FFO [4]	$ 0.42	$ 0.58	$ 0.53	$ 0.57	$ 0.54
Normalized FFO [4]	$ 0.41	$ 0.60	$ 0.56	$ 0.58	$ 0.54
Dividends:					
Annualized distributions paid per share during period	$ 1.72	$ 1.72	$ 1.72	$ 1.72	$ 1.72
Annualized distribution yield (at end of period) [5]	9.2%	9.4%	8.2%	9.0%	7.6%
Normalized FFO payout ratio [4]	104.9%	71.7%	76.8%	74.1%	79.6%

(1) Total gross assets is total assets plus accumulated depreciation.
(2) See page 19 for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount.
(3) See page 21 for the calculation of Adjusted EBITDA and a reconciliation of net income determined in accordance with GAAP to that amount.
(4) See page 22 for the calculation of FFO and Normalized FFO and a reconciliation of net income determined in accordance with GAAP to those amounts.
(5) Annualized distribution yield is the annualized distribution paid during the period divided by the closing price of our common shares at the end of the period.

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Government Properties Income Trust Supplemental Operating and Financial Data, September 30, 2017 CONDENSED CONSOLID ATED BALANCE SHEET S 11 CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands, except share data) September 30, December 31, 2017 2016 ASSETS Real estate properties: Land $ 269,332 $ 267,855 Buildings and improvements 1,660,379 1,620,905 Total real estate properties, gross 1,929,711 1,888,760 Accumulated depreciation (331,069) (296,804) Total real estate properties, net 1,598,642 1,591,956 Equity investment in Select Income REIT 475,265 487,708 Assets of discontinued operations — 12,541 Acquired real estate leases, net 99,953 124,848 Deposit escrow for FPO acquisition 651,696 — Cash and cash equivalents 551,707 29,941 Restricted cash 509 530 Rents receivable, net 47,461 48,458 Deferred leasing costs, net 22,250 21,079 Other assets, net 89,484 68,005 Total assets $ 3,536,967 $ 2,385,066 LIABILITIES AND SHAREHOLDERS’ EQUITY Unsecured revolving credit facility $ 565,000 $ 160,000 Unsecured term loans, net 547,682 547,171 Senior unsecured notes, net 943,543 646,844 Mortgage notes payable, net 26,561 27,837 Liabilities of discontinued operations — 45 Accounts payable and other liabilities 63,525 54,019 Due to related persons 4,297 3,520 Assumed real estate lease obligations, net 8,832 10,626 Total liabilities 2,159,440 1,450,062 Commitments and contingencies Shareholders’ equity: Common shares of beneficial interest, $.01 par value: 150,000,000 and 100,000,000 shares authorized, respectively, 99,145,921 and 71,177,906 shares issued and outstanding, respectively 991 712 Additional paid in capital 1,968,249 1,473,533 Cumulative net income 126,410 96,329 Cumulative other comprehensive income 46,980 26,957 Cumulative common distributions (765,103) (662,527) Total shareholders’ equity 1,377,527 935,004 Total liabilities and shareholders’ equity $ 3,536,967 $ 2,385,066

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(dollars and share amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2017	2016	2017	2016
Rental income	$ 70,179	$ 64,478	$ 209,362	$ 192,150
Expenses:				
Real estate taxes	8,862	7,591	24,980	22,810
Utility expenses	5,408	5,483	14,186	13,330
Other operating expenses	14,867	13,854	44,046	40,031
Depreciation and amortization	20,781	18,404	61,949	54,713
Loss on impairment of real estate	230	—	230	—
Acquisition related costs	—	147	—	363
General and administrative [1]	3,266	3,816	12,314	11,350
Total expenses	53,414	49,295	157,705	142,597
Operating income	16,765	15,183	51,657	49,553
Dividend income	304	304	911	667
Interest income	1,715	47	1,843	63
Interest expense (including net amortization of debt premiums and discounts and debt issuance costs of $990, $805, $2,605 and $2,024, respectively)	(16,055)	(12,608)	(43,599)	(32,286)
(Loss) gain on early extinguishment of debt	(1,715)	—	(1,715)	104
Gain on issuance of shares by Select Income REIT	51	72	72	88
Income from continuing operations before income taxes and equity in earnings of investees	1,065	2,998	9,169	18,189
Income tax expense	(22)	(13)	(65)	(63)
Equity in earnings of investees	9,484	8,668	20,804	28,002
Income from continuing operations	10,527	11,653	29,908	46,128
Income (loss) from discontinued operations	462	(154)	173	(429)
Income before gain on sale of property	10,989	11,499	30,081	45,699
Gain on sale of property	—	79	—	79
Net income	$ 10,989	$ 11,578	$ 30,081	$ 45,778
Weighted average common shares outstanding (basic)	96,883	71,054	79,778	71,041
Weighted average common shares outstanding (diluted)	96,958	71,084	79,852	71,064
Per common share amounts (basic and diluted):				
Income from continuing operations	$ 0.11	$ 0.16	$ 0.37	$ 0.65
Income (loss) from discontinued operations	$ —	$ —	$ —	$ (0.01)
Net income	$ 0.11	$ 0.16	$ 0.38	$ 0.64
Additional Data:				
General and administrative expenses [1]/ rental income	4.65%	5.92%	5.88%	5.91%
General and administrative expenses [1]/ total assets (at end of period)	0.09%	0.17%	0.35%	0.50%
Non-cash straight line rent adjustments [2]	$ 711	$ 1,205	$ 3,115	$ 1,789
Lease value amortization included in rental income [2]	$ (619)	$ (370)	$ (1,863)	$ (1,103)
Non-cash amortization included in other operating expenses [3]	$ 121	$ 121	$ 363	$ 363
Non-cash amortization included in general and administrative expenses [3]	$ 151	$ 151	$ 452	$ 452

(1) General and administrative expenses for the three months ended September 30, 2017 include the reversal of $893 of previously accrued estimated business management incentive fees.

(2) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

(3) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fees and property management fees expense, which are included in general and administrative and other operating expenses, respectively.

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Supplemental Operating and Financial Data, September 30, 2017

12

Government Properties Income Trust Supplemental Operating and Financial Data, September 30, 2017 CONDENSED CONSOLID ATED S TA TEMENTS OF CASH FLOW S 13 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (dollar amounts in thousands) For the Nine Months Ended September 30, 2017 2016 CASH FLOWS FROM OPERATING ACTIVITIES: Net income $ 30,081 $ 45,778 Adjustments to reconcile net income to cash provided by operating activities: Depreciation 35,460 31,611 Net amortization of debt premiums and discounts and debt issuance costs 2,605 2,024 Gain on sale of property — (79) Loss (gain) on early extinguishment of debt 1,715 (104) Straight line rental income (3,115) (1,789) Amortization of acquired real estate leases 25,592 21,948 Amortization of deferred leasing costs 2,790 2,343 Other non-cash expenses, net 352 500 Loss on impairment of real estate 230 — Increase in carrying value of property included in discontinued operations (619) — Equity in earnings of investees (20,804) (28,002) Gain on issuance of shares by Select Income REIT (72) (88) Distributions of earnings from Select Income REIT 18,062 25,676 Change in assets and liabilities: Restricted cash 21 508 Deferred leasing costs (2,846) (7,998) Rents receivable 3,839 (126) Other assets (7,045) (1,466) Accounts payable and accrued expenses 6,703 (150) Due to related persons 777 1,088 Net cash provided by operating activities 93,726 91,674 CASH FLOWS FROM INVESTING ACTIVITIES: Real estate acquisitions and deposits (666,202) (83,705) Real estate improvements (29,377) (23,357) Distributions in excess of earnings from Select Income REIT 20,063 11,951 Proceeds from sale of properties, net 13,198 263 Net cash used in investing activities (662,318) (94,848) CASH FLOWS FROM FINANCING ACTIVITIES: Repayment of mortgage notes payable (1,150) (107,562) Proceeds from issuance of senior notes, after discounts 297,954 300,235 Proceeds from issuance of common shares, net 493,936 — Borrowings on unsecured revolving credit facility 610,000 254,000 Repayments on unsecured revolving credit facility (205,000) (346,000) Payment of debt issuance costs (2,551) (464) Repurchase of common shares (255) (312) Distributions to common shareholders (102,576) (91,759) Net cash provided by financing activities 1,090,358 8,138 Increase in cash and cash equivalents 521,766 4,964 Cash and cash equivalents at beginning of period 29,941 8,785 Cash and cash equivalents at end of period $ 551,707 $ 13,749 Supplemental cash flow information: Interest paid $ 42,019 $ 32,599 Income taxes paid $ 100 $ 94 Non-cash investing activities: Sale of property $ — $ 3,600 Mortgage note receivable related to sale of property $ — $ (3,600)

DEBT SUMMARY

DEBT SUMMARY

As of September 30, 2017
(dollars in thousands)

	Coupon Rate (1)	Interest Rate (2)	Principal Balance (3)	Maturity Date	Due at Maturity	Years to Maturity
Unsecured Floating Rate Debt:						
$750,000 unsecured revolving credit facility (4) (7)	2.446%	2.446%	$ 565,000	1/31/2019	$ 565,000	1.3
$300,000 unsecured term loan (5) (7)	2.635%	2.635%	300,000	3/31/2020	300,000	2.5
$250,000 unsecured term loan (6) (7)	3.035%	3.035%	250,000	3/31/2022	250,000	4.5
Total / weighted average	2.629%	2.629%	1,115,000		1,115,000	2.3
Unsecured Fixed Rate Debt:						
Senior unsecured notes due 2019	3.750%	3.930%	350,000	8/15/2019	350,000	1.9
Senior unsecured notes due 2022	4.000%	4.000%	300,000	7/15/2022	300,000	4.8
Senior unsecured notes due 2046	5.875%	5.875%	310,000	5/1/2046	310,000	28.6
Total / weighted average	4.514%	4.580%	960,000		960,000	11.4
Secured Fixed Rate Debt: (8)						
Mortgage debt - One building in Fairfax, VA	5.877%	5.877%	13,756	8/11/2021	12,702	3.9
Mortgage debt - One building in Tampa, FL	7.000%	5.150%	8,288	3/1/2019	7,890	1.4
Mortgage debt - One building in Lakewood, CO	8.150%	6.150%	4,314	3/1/2021	—	3.4
Total / weighted average	6.602%	5.693%	26,358		20,592	3.0
Total / weighted average	3.540%	3.559%	$ 2,101,358		$ 2,095,592	6.5

(1) Reflects the interest rate stated in, or determined pursuant to, the contract terms.
(2) Includes the effect of interest rate protection and mark to market accounting for certain mortgages and premiums or discounts on senior unsecured notes. Excludes upfront transaction costs.
(3) Principal balances exclude unamortized premiums, discounts and issuance costs related to these debts. Total debt outstanding as of September 30, 2017, net of unamortized premiums and discounts and certain issuance costs totaling $18,572, was $2,082,786.
(4) We are required to pay interest on borrowings under our $750,000 revolving credit facility at an annual rate of LIBOR plus a premium of 125 basis points. We also pay a facility fee of 25 basis points per annum on the total amount of lending commitments. Both the interest rate premium and facility fee are subject to adjustment based upon changes to our credit ratings. The coupon rate and interest rate listed above are as of September 30, 2017. Subject to meeting certain conditions and payment of a fee, we may extend the maturity date to January 31, 2020.
(5) We are required to pay interest on the amounts outstanding under our $300,000 unsecured term loan at an annual rate of LIBOR plus a premium of 140 basis points, subject to adjustment based on changes to our credit ratings. The coupon rate and interest rate listed above are as of September 30, 2017. Our $300,000 unsecured term loan is prepayable without penalty at any time.
(6) We are required to pay interest on the amounts outstanding under our $250,000 unsecured term loan at an annual rate of LIBOR plus a premium of 180 basis points, subject to adjustment based on changes to our credit ratings. The coupon rate and interest rate listed above are as of September 30, 2017. Our $250,000 unsecured term loan is prepayable without penalty at any time.
(7) The maximum aggregate borrowing availability under the credit agreement governing our revolving credit facility and term loans may be increased to up to $2,500,000 on a combined basis in certain circumstances.
(8) On October 2, 2017, we acquired FPO. In connection with that acquisition, we assumed $167,549 of mortgage debt. In addition, two properties owned by joint ventures in which we acquired FPO's 50% and 51% interests are encumbered by two mortgage notes totaling $82,000. These mortgage debts are not included in the table above.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2017
14

DEBT MATURITY SCHEDULE

DEBT MATURITY SCHEDULE

As of September 30, 2017
(dollars in thousands)

Year	Unsecured Floating Rate Debt (1)		Unsecured Fixed Rate Debt (1)	Secured Fixed Rate Debt (1)	Total (2)
2017	$ —		$ —	$ 399	$ 399
2018	—		—	1,671	1,671
2019	565,000	(3)	350,000	9,439	924,439
2020	300,000	(4)	—	1,619	301,619
2021	—		—	13,230	13,230
2022	250,000	(5)	300,000	—	550,000
2046	—		310,000	—	310,000
Total	$ 1,115,000		$ 960,000	$ 26,358	$ 2,101,358
Percent of total debt	53.1%		45.7%	1.2%	100.0%

(1) Principal balances are the amounts actually payable pursuant to the applicable agreements. Our carrying values may differ from these amounts because of the effect of unamortized premiums and discounts and certain issuance costs related to these debts. On October 2, 2017, we acquired FPO. In connection with that acquisition, we assumed $167,549 of mortgage debt. In addition, two properties owned by joint ventures in which we acquired FPO's 50% and 51% interests are encumbered by two mortgage notes totaling $82,000. These mortgage debts are not included in the table above.

(2) Our total debt as of September 30, 2017, net of unamortized premiums and discounts and certain issuance costs totaling $18,572, was $2,082,786.

(3) Represents amounts outstanding under our $750,000 revolving credit facility at September 30, 2017. Subject to meeting certain conditions and payment of a fee, we may extend the maturity date of our revolving credit facility by one year to January 31, 2020.

(4) Represents the outstanding balance of our $300,000 unsecured term loan at September 30, 2017. We may prepay this term loan without penalty at any time.

(5) Represents the outstanding balance of our $250,000 unsecured term loan at September 30, 2017. We may prepay this term loan without penalty at any time.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2017
15

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

	As of and for the Three Months Ended				
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Leverage Ratios:					
Total debt (book value) (1) / total gross assets (2)	53.8%	51.3%	51.5%	51.5%	48.9%
Total debt (book value) (1) / total gross assets (2) including market value of SIR common shares (3)	52.4%	49.1%	48.6%	49.0%	45.7%
Total debt (book value) (1) / total market capitalization (4)	52.8%	51.4%	48.1%	50.4%	43.6%
Secured debt (book value) (1) / total assets	0.8%	1.1%	1.2%	1.2%	1.2%
Variable rate debt (book value) (1) / total debt (book value) (1)	53.4%	51.0%	51.2%	51.2%	45.9%
Coverage Ratios:					
Adjusted EBITDA (5) / interest expense	3.2x	3.7x	3.8x	3.9x	3.7x
Total debt (book value) (1) / Annualized Adjusted EBITDA (5)	10.0x	6.6x	6.7x	7.0x	6.6x
Public Debt Covenants:					
Total debt (1) / adjusted total assets (6) - allowable maximum 60.0%	51.5%	47.9%	47.6%	48.2%	45.1%
Secured debt (1) / adjusted total assets (6) - allowable maximum 40.0%	0.7%	0.9%	0.9%	1.0%	1.0%
Consolidated income available for debt service (7) / debt service - required minimum 1.50x	3.9x	4.0x	4.1x	4.2x	3.9x
Total unencumbered assets (6) to unsecured debt (1) - required minimum 150.0%	193.7%	208.1%	209.4%	207.2%	221.7%

(1) Debt amounts are net of unamortized premiums, discounts and certain issuance costs. On October 2, 2017, we acquired FPO. In connection with that acquisition, we assumed $167,549 of mortgage debt. In addition, two properties owned by joint ventures in which we acquired FPO's 50% and 51% interests are encumbered by two mortgage notes totaling $82,000. These mortgage debts are not included in the table above.
(2) Total gross assets is total assets plus accumulated depreciation.
(3) As of September 30, 2017, we owned 24,918,421 common shares of SIR. The closing price of SIR's common shares on The Nasdaq Stock Market LLC on September 30, 2017 was $23.42 per share.
(4) Total market capitalization is total debt plus the market value of our common shares at the end of each period.
(5) See page 21 for the calculation of Adjusted EBITDA and a reconciliation of net income determined in accordance with GAAP to this amount.
(6) Adjusted total assets and total unencumbered assets include original cost of real estate assets calculated in accordance with GAAP before impairment writedowns, if any, the lower of cost or market value of our investment in SIR and exclude depreciation and amortization, accounts receivable and intangible assets.
(7) Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of property, gains or losses on equity issuance by SIR and equity earnings in SIR and including distributions received from SIR, if any, determined together with debt service on a pro forma basis for the four consecutive fiscal quarters most recently ended.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2017
16

SUMMARY OF CAPITAL EXPENDITURES

SUMMARY OF CAPITAL EXPENDITURES

(dollars and sq. ft. in thousands, except per sq. ft. data)

	For the Three Months Ended				
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Tenant improvements (1)	$ 3,213	$ 1,076	$ 2,403	$ 3,550	$ 5,636
Leasing costs (2)	1,993	971	1,087	1,947	655
Building improvements (3)	2,640	4,465	1,778	2,570	3,009
Recurring capital expenditures	7,846	6,512	5,268	8,067	9,300
Development, redevelopment and other activities (4)	3,132	6,949	6,281	3,597	1,292
Total capital expenditures	$ 10,978	$ 13,461	$ 11,549	$ 11,664	$ 10,592
Average sq. ft. during period (5)	11,516	11,514	11,477	11,196	10,968
Building improvements per average sq. ft. during period	$ 0.23	$ 0.39	$ 0.15	$ 0.23	$ 0.27

(1) Tenant improvements include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space.
(2) Leasing costs include leasing related costs, such as brokerage commissions and tenant inducements.
(3) Building improvements generally include expenditures to replace obsolete building components and expenditures that extend the useful life of existing assets.
(4) Development, redevelopment and other activities generally include (i) capital expenditures that are identified at the time of a property acquisition and incurred within a short time period after acquiring the property, and (ii) capital expenditure projects that reposition a property or result in new sources of revenue.
(5) Rentable square footage is subject to changes when space is re-measured or re-configured for tenants.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2017
17

PROPERTY ACQUISITION AND DISPOSITION INFORMATION SINCE JANUARY 1, 2017

PROPERTY ACQUISITION AND DISPOSITION INFORMATION SINCE JANUARY 1, 2017

(dollars and sq. ft. in thousands, except per sq. ft. data)

Acquisitions:

Date Acquired	City and State	Number of Properties	Number of Buildings	Sq. Ft.	Purchase Price (1)	Purchase Price (1) / Sq. Ft.	Cap Rate (2)	Weighted Average Remaining Lease Term (3)	Percent Leased (4)	Major Tenant
1/3/2017	Manassas, VA	1	1	69	$ 12,620	$ 183	8.6%	9.1	100.0%	Prince William County
10/2/2017	Various (5)	39	74	6,454	1,374,624	213	7.0%	4.7	93.3%	415 tenants
	Total / Weighted Average	40	75	6,523	$ 1,387,244	$ 396	7.0%	4.7	93.4%	

(1) Represents the purchase price, including assumed debt, if any, and excludes acquisition costs, amounts necessary to adjust assumed liabilities to their fair values and purchase price allocations to intangibles.

(2) Represents the ratio of (x) annual straight line rental income, excluding the impact of above and below market lease amortization, based on existing leases at the acquisition date, less estimated annual property operating expenses as of the date of acquisition, excluding depreciation and amortization expense, to (y) the acquisition purchase price, including the principal amount of assumed debt, if any, and excluding acquisition related costs.

(3) Average remaining lease term in years weighted based on rental income as of the date of acquisition.

(4) Percent leased as of the date of acquisition.

(5) On October 2, 2017, we acquired FPO, including 39 office properties located in Maryland, Washington, D.C. and Virginia, two of which are owned by joint ventures in which GOV acquired FPO's 50% and 51% interests.

Dispositions:

Date Sold	City and State	Number of Properties	Number of Buildings	Sq. Ft.	Sale Price (1)
8/31/2017	Falls Church, VA	1	1	165	$ 13,523
10/5/2017	Albuquerque, NM	1	1	29	2,000
		2	2	194	$ 15,523

(1) Represents the gross contract sales price and excludes closing costs.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2017
18

CALCULATION OF PROPERTY NET OPERATING INCOME (NOI) AND CASH BASIS NOI

CALCULATION OF PROPERTY NET OPERATING INCOME (NOI) AND CASH BASIS NOI (1)

(dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
Calculation of NOI and Cash Basis NOI (2):							
Rental income (3)	$ 70,179	$ 69,887	$ 69,296	$ 66,030	$ 64,478	$ 209,362	$ 192,150
Property operating expenses	(29,137)	(27,300)	(26,775)	(26,091)	(26,928)	(83,212)	(76,171)
Property net operating income (NOI)	41,042	42,587	42,521	39,939	37,550	126,150	115,979
Non-cash straight line rent adjustments included in rental income (3)	(711)	(1,104)	(1,300)	(902)	(1,205)	(3,115)	(1,789)
Lease value amortization included in rental income (3)	619	617	627	355	370	1,863	1,103
Non-cash amortization included in property operating expenses (4)	(121)	(121)	(121)	(121)	(121)	(363)	(363)
Cash Basis NOI	$ 40,829	$ 41,979	$ 41,727	$ 39,271	$ 36,594	$ 124,535	$ 114,930
Reconciliation of Net Income to NOI and Cash Basis NOI:							
Net income	$ 10,989	$ 11,677	$ 7,415	$ 12,065	$ 11,578	$ 30,081	$ 45,778
Gain on sale of property	—	—	—	—	(79)	—	(79)
Income before gain on sale of property	10,989	11,677	7,415	12,065	11,499	30,081	45,699
(Income) loss from discontinued operations	(462)	145	144	160	154	(173)	429
Income from continuing operations	10,527	11,822	7,559	12,225	11,653	29,908	46,128
Equity in earnings of investees	(9,484)	(8,581)	(2,739)	(7,516)	(8,668)	(20,804)	(28,002)
Income tax expense	22	25	18	38	13	65	63
Net (gain) loss on issuance of shares by SIR	(51)	(21)	—	2	(72)	(72)	(88)
Loss (gain) on early extinguishment of debt	1,715	—	—	—	—	1,715	(104)
Interest expense	16,055	13,963	13,581	12,774	12,608	43,599	32,286
Interest income	(1,715)	(67)	(61)	(95)	(47)	(1,843)	(63)
Dividend income	(304)	(303)	(304)	(304)	(304)	(911)	(667)
Operating income	16,765	16,838	18,054	17,124	15,183	51,657	49,553
General and administrative	3,266	5,086	3,962	3,547	3,816	12,314	11,350
Acquisition related costs	—	—	—	828	147	—	363
Loss on impairment of real estate	230	—	—	—	—	230	—
Depreciation and amortization	20,781	20,663	20,505	18,440	18,404	61,949	54,713
NOI	41,042	42,587	42,521	39,939	37,550	126,150	115,979
Non-cash amortization included in property operating expenses (4)	(121)	(121)	(121)	(121)	(121)	(363)	(363)
Lease value amortization included in rental income (3)	619	617	627	355	370	1,863	1,103
Non-cash straight line rent adjustments included in rental income (3)	(711)	(1,104)	(1,300)	(902)	(1,205)	(3,115)	(1,789)
Cash Basis NOI	$ 40,829	$ 41,979	$ 41,727	$ 39,271	$ 36,594	$ 124,535	$ 114,930

(1) See Definitions of Certain Non-GAAP Financial Measures on page 23 for the definitions of NOI and Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) Excludes one property (one building) classified as discontinued operations which was sold on August 31, 2017.

(3) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

(4) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which are included in property operating expenses.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2017

19

CALCULATION OF SAME PROPERTY NOI AND CASH BASIS NOI

CALCULATION OF SAME PROPERTY NOI AND CASH BASIS NOI (1)

(dollars in thousands)

	For the Three Months Ended (2)		For the Nine Months Ended (3)	
	9/30/2017	9/30/2016	9/30/2017	9/30/2016
Reconciliation of Property NOI to Same Property NOI: (4)				
Rental income	$ 70,179	$ 64,478	$ 209,362	$ 192,150
Property operating expenses	(29,137)	(26,928)	(83,212)	(76,171)
Property NOI	41,042	37,550	126,150	115,979
Less: NOI of properties not included in same property results	(2,529)	—	(12,720)	(3,364)
Same property NOI	$ 38,513	$ 37,550	$ 113,430	$ 112,615
Calculation of Same Property Cash Basis NOI:				
Same property NOI	$ 38,513	$ 37,550	$ 113,430	$ 112,615
Add: Lease value amortization included in rental income (5)	392	370	1,271	1,112
Less: Non-cash straight line rent adjustments included in rental income (5)	(549)	(1,205)	(2,349)	(1,612)
Non-cash amortization included in property operating expenses (6)	(121)	(121)	(363)	(363)
Same property Cash Basis NOI	$ 38,235	$ 36,594	$ 111,989	$ 111,752

(1) See Definitions of Certain Non-GAAP Financial Measures on page 23 for the definitions of NOI and Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.
(2) Based on properties we owned as of September 30, 2017 and which we owned continuously since July 1, 2016.
(3) Based on properties we owned as of September 30, 2017 and which we owned continuously since January 1, 2016.
(4) Excludes one property (one building) classified as discontinued operations which was sold August 31, 2017.
(5) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.
(6) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which are included in property operating expenses.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2017
20

CALCULATION OF EBITDA AND ADJUSTED EBITDA

CALCULATION OF EBITDA AND ADJUSTED EBITDA [1]

(dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
Net income	$ 10,989	$ 11,677	$ 7,415	$ 12,065	$ 11,578	$ 30,081	$ 45,778
Add: Interest expense	16,055	13,963	13,581	12,774	12,608	43,599	32,286
Income tax expense	22	25	18	38	13	65	63
Depreciation and amortization	20,781	20,663	20,505	18,440	18,404	61,949	54,713
EBITDA	47,847	46,328	41,519	43,317	42,603	135,694	132,840
Add (less): Acquisition related costs	—	—	—	828	147	—	363
General and administrative expense paid in common shares [2]	432	459	277	55	470	1,168	1,314
Estimated business management incentive fees [3]	(893)	893	—	—	—	—	—
Increase in carrying value of property included in discontinued operations	(619)	—	—	—	—	(619)	—
Loss on impairment of real estate	230	—	—	—	—	230	—
Distributions received from SIR	12,708	12,708	12,708	12,708	12,708	38,125	37,627
Gain (loss) on early extinguishment of debt	1,715	—	—	—	—	1,715	(104)
Equity in earnings of SIR	(9,453)	(8,207)	(2,611)	(7,486)	(8,655)	(20,271)	(27,895)
Gain (loss) on issuance of shares by SIR	(51)	(21)	—	2	(72)	(72)	(88)
Gain on sale of property	—	—	—	—	(79)	—	(79)
Adjusted EBITDA	$ 51,916	$ 52,160	$ 51,893	$ 49,424	$ 47,122	$ 155,970	$ 143,978

(1) See Definitions of Certain Non-GAAP Financial Measures on page 23 for the definitions of EBITDA and Adjusted EBITDA and a description of why we believe they are appropriate supplemental measures.
(2) Amounts represent equity compensation awarded to our trustees, officers and certain other employees of RMR Inc.'s operating subsidiary, RMR LLC.
(3) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our condensed consolidated statements of income. In calculating net income in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income, we do not include such expense in the calculation of Adjusted EBITDA until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Incentive fees for 2017, if any, will be payable in cash in January 2018.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2017
21

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO (1)

(amounts in thousands, except per share data)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
Net income	$ 10,989	$ 11,677	$ 7,415	$ 12,065	$ 11,578	$ 30,081	$ 45,778
Add: Depreciation and amortization	20,781	20,663	20,505	18,440	18,404	61,949	54,713
FFO attributable to SIR investment	18,429	17,149	12,404	17,618	17,264	47,982	53,609
Loss on impairment of real estate	230	—	—	—	—	230	—
Less: Equity in earnings of SIR	(9,453)	(8,207)	(2,611)	(7,486)	(8,655)	(20,271)	(27,895)
Increase in carrying value of property included in discontinued operations	(619)	—	—	—	—	(619)	—
Gain on sale of property	—	—	—	—	(79)	—	(79)
FFO	40,357	41,282	37,713	40,637	38,512	119,352	126,126
Add (less): Acquisition related costs	—	—	—	828	147	—	363
Loss (gain) on early extinguishment of debt	1,715	—	—	—	—	1,715	(104)
Normalized FFO attributable to SIR investment	16,903	17,407	14,590	17,684	17,267	48,900	53,629
FFO attributable to SIR investment	(18,429)	(17,149)	(12,404)	(17,618)	(17,264)	(47,982)	(53,609)
(Gain) loss on issuance of shares by SIR	(51)	(21)	—	2	(72)	(72)	(88)
Estimated business management incentive fees (2)	(893)	893	—	—	—	—	—
Normalized FFO	$ 39,602	$ 42,412	$ 39,899	$ 41,533	$ 38,590	$ 121,913	$ 126,317
Weighted average common shares outstanding (basic)	96,883	71,088	71,079	71,079	71,054	79,778	71,041
Weighted average common shares outstanding (diluted)	96,958	71,119	71,094	71,079	71,084	79,852	71,064
Per common share amounts:							
Net income (basic and diluted)	$ 0.11	$ 0.16	$ 0.10	$ 0.17	$ 0.16	$ 0.38	$ 0.64
FFO (basic)	$ 0.42	$ 0.58	$ 0.53	$ 0.57	$ 0.54	$ 1.50	$ 1.78
FFO (diluted)	$ 0.42	$ 0.58	$ 0.53	$ 0.57	$ 0.54	$ 1.49	$ 1.77
Normalized FFO (basic and diluted)	$ 0.41	$ 0.60	$ 0.56	$ 0.58	$ 0.54	$ 1.53	$ 1.78

(1) See Definitions of Certain Non-GAAP Financial Measures on page 23 for the definitions of FFO and Normalized FFO, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our condensed consolidated statements of income. In calculating net income in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income, we do not include such expense in the calculation of Normalized FFO until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Incentive fees for 2017, if any, will be payable in cash in January 2018.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2017
22

Government Properties Income Trust Supplemental Operating and Financial Data, September 30, 2017 NON-GAA P FINANCIA L MEASURES DEFINITION S 23 DEFINITIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES Definition of NOI and Cash Basis NOI We calculate NOI and Cash Basis NOI as shown on page 19. The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to our property level results of operations. We define NOI as income from our rental of real estate less property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that we record as depreciation and amortization. We define Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and non-cash amortization included in other operating expenses. We consider NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of our properties. We use NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and we believe that NOI and Cash Basis NOI provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or operating income as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income and operating income as presented in our Condensed Consolidated Statements of Income. Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than we do. Definition of EBITDA and Adjusted EBITDA We calculate EBITDA and Adjusted EBITDA as shown on page 21. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our operating performance, along with net income and operating income. We believe that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with our past operating performance. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or operating income as indicators of operating performance or as measures of GOV’s liquidity. These measures should be considered in conjunction with net income and operating income as presented in our Condensed Consolidated Statements of Income. Other REITs and real estate companies may calculate EBITDA and Adjusted EBITDA differently than we do. Definition of FFO and Normalized FFO We calculate FFO and Normalized FFO as shown on page 22. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization and the difference between FFO attributable to an equity investment and equity in earnings of an equity investee but excluding impairment charges on and increases in the carrying value of real estate assets, any gain or loss on sale of properties, as well as certain other adjustments currently not applicable to us. Our calculation of Normalized FFO differs from NAREIT's definition of FFO because we include SIR's Normalized FFO attributable to our equity investment in SIR (net of FFO attributable to our equity investment in SIR), we include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year and we exclude acquisition related costs expensed under GAAP, gains and losses on issuance of shares by SIR and gains and losses on early extinguishment of debt. We consider FFO and Normalized FFO to be appropriate supplemental measures of operating performance for a REIT, along with net income and operating income. We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in our credit agreement and public debt covenants, the availability to us of debt and equity capital, our expectation of our future capital requirements and operating performance, our receipt of distributions from SIR and our expected needs and availability of cash to pay our obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or operating income as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income and operating income as presented in our Condensed Consolidated Statements of Income. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

Government Properties Income Trust Supplemental Operating and Financial Data, September 30, 2017 PORTFOLIO INFORMATION 24 Stevens Center, Richland, WA Square Feet: 140,152 Agency Occupant: Department of Energy

PORTFOLIO SUMMARY

PORTFOLIO SUMMARY

As of September 30, 2017 (1)

	Number of Properties	Number of Buildings	Sq. Ft. (2)	% Sq. Ft.	% Leased (3)	% of Total Sq. Ft. Leased	% Rental Income Three Months Ended 9/30/2017	% NOI Three Months Ended 9/30/2017 (4)	% Cash Basis NOI Three Months Ended 9/30/2017 (4)
Properties majority leased to the U.S. Government	46	60	7,213,503	62.6%	96.5%	63.6%	60.6%	64.5%	65.8%
Properties majority leased to state governments	20	26	3,018,415	26.2%	94.7%	26.1%	26.8%	22.9%	22.3%
Properties majority leased to other government tenants	3	3	446,478	3.9%	97.1%	4.0%	6.3%	6.5%	5.4%
Properties majority leased to government contractor tenants	1	3	409,478	3.6%	98.5%	3.7%	4.6%	5.1%	5.4%
Properties majority leased to other tenants	2	2	319,382	2.8%	90.7%	2.6%	1.7%	1.4%	1.5%
Other properties (currently vacant)	2	2	109,595	0.9%	—%	—%	—%	(0.4%)	(0.4%)
Total / Average	74	96	11,516,851	100.0%	95.0%	100.0%	100.0%	100.0%	100.0%

(1) On October 2, 2017, we acquired First Potomac Realty Trust. The properties owned by FPO are not included in the information presented on this page.
(2) Rentable square footage is subject to changes when space is re-measured or re-configured for tenants.
(3) Percent leased includes (i) space being fitted out for occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date.
(4) See page 19 for the calculation of NOI and Cash Basis NOI and a reconciliation of net income determined in accordance with GAAP to those amounts.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2017
25

SUMMARY CONSOLIDATED AND SAME PROPERTY RESULTS

SUMMARY CONSOLIDATED AND SAME PROPERTY RESULTS – THIRD QUARTER

(dollars and sq. ft. in thousands)

	Summary Consolidated Results (1) For the Three Months Ended		Summary Same Property Results (2) For the Three Months Ended	
	9/30/2017	9/30/2016	9/30/2017	9/30/2016
Properties (end of period)	74	71	71	71
Total sq. ft. (3)	11,517	10,950	10,955	10,950
Percent leased (4)	95.0%	95.0%	94.8%	95.0%
Rental income (5)	$ 70,179	$ 64,478	$ 66,038	$ 64,478
NOI (6)	$ 41,042	$ 37,550	$ 38,513	$ 37,550
Cash Basis NOI (6)	$ 40,829	$ 36,594	$ 38,235	$ 36,594
NOI % margin (7)	58.5%	58.2%	58.3%	58.2%
Cash Basis NOI % margin (7)	58.3%	57.5%	58.0%	57.5%
NOI % change	9.3%	—	2.6%	—
Cash Basis NOI % change	11.6%	—	4.5%	—

(1) Based on properties we owned as of September 30, 2017 and September 30, 2016, respectively, excluding one property (one building) classified as discontinued operations which was sold on August 31, 2017.
(2) Based on properties we owned as of September 30, 2017 and which we owned continuously since July 1, 2016.
(3) Subject to changes when space is re-measured or re-configured for tenants.
(4) Percent leased includes (i) space being fitted out for occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date.
(5) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.
(6) See page 19 for the calculation of NOI and Cash Basis NOI and a reconciliation of net income determined in accordance with GAAP to those amounts and see page 20 for a calculation and reconciliation of same property NOI and same property Cash Basis NOI.
(7) NOI margin is defined as NOI as a percentage of rental income. Cash Basis NOI margin is defined as Cash Basis NOI as a percentage of cash basis rental income. Cash basis rental income excludes non-cash straight line rent adjustments, non-cash amortization included in property operating expenses and the net effect of non-cash amortization of intangible lease assets and liabilities.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2017
26

SUMMARY CONSOLIDATED AND SAME PROPERTY RESULTS

SUMMARY CONSOLIDATED AND SAME PROPERTY RESULTS – NINE MONTHS

(dollars and sq. ft. in thousands)

	Summary Consolidated Results [1] For the Nine Months Ended		Summary Same Property Results [2] For the Nine Months Ended	
	9/30/2017	9/30/2016	9/30/2017	9/30/2016
Properties (end of period)	74	71	70	70
Total sq. ft. [3]	11,517	10,950	10,617	10,612
Percent leased [4]	95.0%	95.0%	95.0%	95.2%
Rental income [5]	$ 209,362	$ 192,150	$ 189,558	$ 186,298
NOI [6]	$ 126,150	$ 115,979	$ 113,430	$ 112,615
Cash Basis NOI [6]	$ 124,535	$ 114,930	$ 111,989	$ 111,752
NOI % margin [7]	60.3%	60.4%	59.8%	60.4%
Cash Basis NOI % margin [7]	59.8%	60.0%	59.4%	60.1%
NOI % change	8.8%	—	0.7%	—
Cash Basis NOI % change	8.4%	—	0.2%	—

(1) Based on properties we owned as of September 30, 2017 and September 30, 2016, respectively, excluding one property (one building) classified as discontinued operations which was sold on August 31, 2017.
(2) Based on properties we owned as of September 30, 2017 and which we owned continuously since January 1, 2016.
(3) Subject to changes when space is re-measured or re-configured for tenants.
(4) Percent leased includes (i) space being fitted out for occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date.
(5) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.
(6) See page 19 for the calculation of NOI and Cash Basis NOI and a reconciliation of net income determined in accordance with GAAP to those amounts and see page 20 for a calculation and reconciliation of same property NOI and same property Cash Basis NOI.
(7) NOI margin is defined as NOI as a percentage of rental income. Cash Basis NOI margin is defined as Cash Basis NOI as a percentage of cash basis rental income. Cash basis rental income excludes non-cash straight line rent adjustments, non-cash amortization included in property operating expenses and the net effect of non-cash amortization of intangible lease assets and liabilities.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2017
27

OCCUPANCY AND LEASING SUMMARY

OCCUPANCY AND LEASING SUMMARY (1)

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended				
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Properties (end of period)	74	74	74	73	71
Total sq. ft. (2)	11,517	11,516	11,512	11,443	10,950
Percentage leased	95.0%	95.0%	95.1%	95.1%	95.0%
Leasing Activity (sq. ft.) (3):					
Government tenants	393	236	324	344	62
Non-government tenants	43	52	36	43	74
Total	436	288	360	387	136
% Change in GAAP Rent (4):					
Government tenants	0.2%	15.0%	4.5%	5.7%	10.5%
Non-government tenants	(11.1%)	6.6%	7.1%	(19.1%)	(3.8%)
Total	(0.6%)	13.5%	5.2%	4.3%	2.0%
Leasing Cost and Concession Commitments (5)(6):					
Government tenants	$ 6,629	$ 1,611	$ 879	$ 2,107	$ 1,087
Non-government tenants	1,273	854	1,362	1,348	2,341
Total	$ 7,902	$ 2,465	$ 2,241	$ 3,455	$ 3,428
Leasing Cost and Concession Commitments per Sq. Ft. (5)(6):					
Government tenants	$ 16.86	$ 6.82	$ 2.71	$ 6.13	$ 17.38
Non-government tenants	$ 29.64	$ 16.33	$ 37.87	$ 31.05	$ 31.67
Total	$ 18.12	$ 8.55	$ 6.22	$ 8.93	$ 25.12
Weighted Average Lease Term by Sq. Ft. (years):					
Government tenants	8.5	8.1	10.9	3.1	6.9
Non-government tenants	7.2	3.2	7.1	5.2	6.6
Total	8.4	7.2	10.6	3.3	6.8
Leasing Cost and Concession Commitments per Sq. Ft. per Year (3)(5)(6):					
Government tenants	$ 1.98	$ 0.85	$ 0.25	$ 2.00	$ 2.50
Non-government tenants	$ 4.10	$ 5.09	$ 5.36	$ 6.02	$ 4.77
Total	$ 2.16	$ 1.19	$ 0.59	$ 2.70	$ 3.71

(1) Excludes one property (one building) classified as discontinued operations which was sold on August 31, 2017.
(2) Rentable square footage is subject to changes when space is re-measured or re-configured for tenants.
(3) Rentable square footage includes an expansion being constructed at an existing property we own prior to the commencement of the lease.
(4) Percent difference in prior rents charged for same space or, in the case of space acquired vacant, market rental rates for similar space in the building at the date of acquisition. Rents include estimated recurring expense reimbursements paid to us, exclude lease value amortization and are net of lease concessions.
(5) Includes commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent.
(6) Excludes the estimated aggregate cost of $19.8 million to redevelop and expand an existing property we own prior to the commencement of the lease.

The above leasing summary is based on leases entered into during the periods indicated.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2017
28

LEASING ANALYSIS BY TENANT TYPE

LEASING ANALYSIS BY TENANT TYPE (1)

Tenant Type	Sq. Ft. Leased As of 6/30/2017 (2)(3)	% of Sq. Ft. Leased as of 6/30/2017 (2)(3)	Sq. Ft. During the Three Months Ended 9/30/2017: Leases Expired	Lease Renewals Executed	New Leases Executed	Net Acquisitions/ Dispositions	Sq. Ft. Leased As of 9/30/2017 (2)(3)	% of Sq. Ft. Leased as of 9/30/2017 (2)(3)
U.S. Government	6,653,571	60.8%	(208,419)	203,911	2,187	—	6,651,250	60.8%
State Government	2,505,085	22.9%	—	—	—	—	2,505,085	22.9%
Other Government	371,202	3.4%	(187,060)	187,060	—	—	371,202	3.4%
Government Contractor	416,369	3.8%	—	—	—	—	416,369	3.8%
Other Tenants	990,819	9.1%	(31,368)	25,689	17,255	—	1,002,395	9.1%
	10,937,046	100.0%	(426,847)	416,660	19,442	—	10,946,301	100.0%

(1) Excludes one property (one building) classified as discontinued operations which was sold on August 31, 2017.

(2) Rentable square footage leased is pursuant to leases existing as of the measurement date and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease, if any, as of the measurement date. Square footage measurements are subject to changes when space is re-measured or re-configured for new tenants.

(3) Rentable square footage excludes an expansion being constructed at an existing property we own prior to the commencement of the lease.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2017
29

TENANT LIST

TENANT LIST

As of September 30, 2017

	Tenant / Agency	Rentable Sq. Ft. (1)	% of Total Rentable Sq. Ft. (1)	% of Annualized Rental Income (2)
	U.S. Government:			
1	Citizenship and Immigration Services	448,607	3.9%	8.0%
2	Internal Revenue Service	1,041,806	9.0%	7.8%
3	U.S. Government (3)	406,388	3.5%	4.5%
4	Federal Bureau of Investigation	304,425	2.6%	3.3%
5	Department of Justice	239,417	2.1%	2.9%
6	Centers for Disease Control (4)	352,876	3.1%	2.8%
7	Department of Veterans Affairs	281,525	2.4%	2.6%
8	Customs and Border Protection	243,162	2.1%	2.4%
9	Bureau of Land Management	304,831	2.6%	2.3%
10	Defense Intelligence Agency	266,000	2.3%	1.9%
11	Social Security Administration	189,645	1.6%	1.7%
12	Bureau of Reclamation	212,996	1.8%	1.7%
13	National Park Service	166,745	1.4%	1.6%
14	U.S. Courts	114,219	1.0%	1.5%
15	Immigration and Customs Enforcement	90,688	0.8%	1.3%
16	Drug Enforcement Agency	93,177	0.8%	1.2%
17	National Archives and Record Administration	352,064	3.1%	1.1%
18	Department of Health and Human Services	108,849	0.9%	1.1%
19	Department of Energy	140,152	1.2%	1.0%
20	Defense Nuclear Facilities Board	60,133	0.5%	1.0%
21	Department of State	89,058	0.8%	0.9%
22	U.S. Postal Service	321,800	2.8%	0.9%
23	Occupational Health and Safety Administration	57,770	0.5%	0.7%
24	Bureau of the Fiscal Service	98,073	0.9%	0.7%
25	Centers for Medicare and Medicaid Services	78,361	0.7%	0.7%
26	Military Entrance Processing Station	56,931	0.5%	0.6%
27	Environmental Protection Agency	43,232	0.4%	0.6%
28	Department of the Army	228,108	2.0%	0.6%
29	Department of Housing and Urban Development	82,497	0.7%	0.6%
30	Bureau of Prisons	51,138	0.4%	0.4%
31	General Services Administration	20,535	0.2%	0.4%
32	Food and Drug Administration	33,398	0.3%	0.3%
33	Department of Defense	31,030	0.3%	0.3%
34	Equal Employment Opportunity Commission	22,516	0.2%	0.2%
35	Small Business Administration	8,575	0.1%	0.1%
36	Department of Labor	6,459	0.1%	0.0%
37	U.S. Coast Guard	4,064	0.0%	0.0%
	Subtotal U.S. Government	6,651,250	57.8%	59.8%

	Tenant	Rentable Sq. Ft. (1)	% of Total Rentable Sq. Ft. (1)	% of Annualized Rental Income (2)
	State Governments:			
1	State of California - nine agency occupants	755,086	6.6%	7.7%
2	Commonwealth of Massachusetts - three agency occupants	307,119	2.7%	3.5%
3	State of Georgia - Department of Transportation	298,223	2.6%	2.4%
4	Commonwealth of Virginia - seven agency occupants	255,241	2.2%	2.1%
5	State of New Jersey - Department of Treasury	173,189	1.5%	1.7%
6	State of Oregon - four agency occupants	199,018	1.7%	1.8%
7	State of Washington - Social and Health Services	111,908	1.0%	1.0%
8	State of Arizona - Northern Arizona University	66,743	0.6%	0.5%
9	State of South Carolina - four agency occupants	124,238	1.1%	0.5%
10	State of Maryland - two agency occupants	84,674	0.7%	0.5%
11	State of Minnesota - Minnesota State Lottery	61,426	0.5%	0.4%
12	State of New York - Department of Agriculture	64,000	0.6%	0.4%
13	State of Kansas - Kansas University	4,220	0.0%	0.0%
	Subtotal State Governments	2,505,085	21.8%	22.4%
	4 Other Government Tenants	371,202	3.2%	5.3%
	4 Government Contractor Tenants	416,369	3.6%	5.0%
	148 Other Tenants	1,002,395	8.6%	7.5%
	Subtotal Leased Rentable Square Feet	10,946,301	95.0%	100.0%
	Available for Lease	570,550	5.0%	—%
	Total Rentable Square Feet	11,516,851	100.0%	100.0%

(1) Rentable square footage is pursuant to leases existing as of September 30, 2017, and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied or is being offered for sublease, if any. Rentable square footage measurements are subject to changes when space is re-measured or re-configured for new tenants.

(2) Percentage of annualized rental income is calculated using annualized contractual base rents from our tenants pursuant to our lease agreements as of September 30, 2017, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to us, and excluding lease value amortization.

(3) Agency occupant cannot be disclosed.

(4) Rentable square footage excludes an expansion to be constructed at an existing property we own prior to the commencement of the lease.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2017
30

LEASE EXPIRATION SCHEDULE

LEASE EXPIRATION SCHEDULE

As of September 30, 2017
(dollars in thousands)

Year (1)	Number of Tenants Expiring	Expiration of leased square feet (2)	% of Total	Cumulative % of Total	Annualized Rental Income Expiring (3)	% of Annualized Total	Cumulative % of Total
2017	20	434,049	4.0%	4.0%	$ 10,004	3.6%	3.6%
2018	37	704,708	6.4%	10.4%	22,913	8.3%	11.9%
2019	45	1,940,016	17.7%	28.1%	59,116	21.5%	33.4%
2020	39	1,447,413	13.2%	41.3%	40,155	14.6%	48.0%
2021	37	1,061,519	9.7%	51.0%	20,732	7.5%	55.5%
2022	31	940,554	8.6%	59.6%	22,505	8.2%	63.7%
2023	18	595,662	5.4%	65.0%	13,685	5.0%	68.7%
2024	16	993,635	9.1%	74.1%	22,696	8.2%	76.9%
2025	15	801,648	7.3%	81.4%	16,572	6.0%	82.9%
2026 and thereafter	32	2,027,097 (4)	18.6%	100.0%	47,042	17.1%	100.0%
Total	290	10,946,301	100.0%		$ 275,420	100.0%	
Weighted average remaining lease term (in years)		5.1			4.7		

(1) The year of lease expiration is pursuant to current contract terms. Some of our government tenants have the right to vacate their space before the stated expirations of their leases. In addition, certain of our government tenants have the right to terminate their leases if their respective legislature or other funding authority does not appropriate rent in their respective annual budgets.

(2) Leased square footage is pursuant to leases existing as of September 30, 2017, and includes (i) space being fitted out for tenant occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any. Square footage measurements are subject to changes when space is re-measured or re-configured for new tenants.

(3) Annualized rental income is calculated using the annualized contractual base rents from our tenants pursuant to our lease agreements as of September 30, 2017, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to us, and excluding lease value amortization.

(4) Leased square footage excludes an expansion being constructed at an existing property we own prior to the commencement of the lease.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2017
31

Government Properties Income Trust Supplemental Operating and Financial Data, September 30, 2017 EXHIBIT 32 75 Pleasant Street, Malden, MA Square Feet: 125,521 Occupant: Department of Education, Commonwealth of Massachusetts

PROPERTY DETAIL

PROPERTY DETAIL

(sorted by location)

EXHIBIT A

As of September 30, 2017
(dollars in thousands)

	Property Location		No. of Buildings	Primary Tenant Type	Rentable Sq. Ft.	% Leased	Annualized Rental Income [2]	Undepreciated Carrying Value	Depreciated Carrying Value	Date Acquired [2]	Weighted Average Year Built or Substantially Renovated [3]
1	131 Clayton Street	Montgomery, AL	1	US Government	57,815	100.0%	$ 1,564	$ 10,033	$ 8,611	6/22/2011	2007
2	4344 Carmichael Road	Montgomery, AL	1	U.S. Government	49,370	100.0%	1,522	13,032	11,939	12/17/2013	2009
3	15451 North 28th Avenue	Phoenix, AZ	1	State	66,743	100.0%	1,438	9,776	9,200	9/10/2014	2013
4	711 14th Avenue	Safford, AZ	1	U.S. Government	36,139	94.4%	910	12,516	10,363	6/16/2010	1992
5	5045 East Butler Street	Fresno, CA	1	U.S. Government	531,976	100.0%	8,384	68,452	45,337	8/29/2002	1971
6	10949 N. Mather Boulevard	Rancho Cordova, CA	1	State	93,807	100.0%	2,609	17,586	15,924	10/30/2013	2012
7	11020 Sun Center Drive	Rancho Cordova, CA	1	State	82,896	100.0%	1,980	10,537	10,361	12/20/2016	2016
8	801 K Street	Sacramento, CA	1	State	337,811	91.2%	9,796	71,019	68,009	1/29/2016	2002
9	9800 Goethe Road	Sacramento, CA	1	State	110,500	100.0%	2,595	14,742	12,230	12/23/2009	1993
10	9815 Goethe Road	Sacramento, CA	1	State	87,863	100.0%	1,953	12,438	10,778	9/14/2011	1992
11	Capitol Place	Sacramento, CA	1	State	163,840	88.1%	4,460	44,699	36,830	12/17/2009	1988
12	4181 Ruffin Road	San Diego, CA	1	U.S. Government	145,734	97.9%	3,467	20,004	16,831	7/16/2010	1981
13	4560 Viewridge Road	San Diego, CA	1	U.S. Government	93,177	100.0%	3,303	26,645	16,955	3/31/1997	1996
14	9174 Sky Park Centre	San Diego, CA	1	U.S. Government	43,918	96.8%	1,181	8,867	6,323	6/24/2002	1986
15	603 San Juan Avenue	Stockton, CA	1	U.S. Government	22,012	100.0%	971	6,033	5,326	7/20/2012	2012
16	16194 West 45th Street	Golden, CO	1	U.S. Government	43,232	100.0%	1,584	7,141	3,874	3/31/1997	1997
17	12795 West Alameda Parkway	Lakewood, CO	1	U.S. Government	166,745	100.0%	4,477	27,482	22,708	1/15/2010	1988
18	Corporate Center	Lakewood, CO	3	U.S. Government	212,996	100.0%	4,569	34,322	22,970	10/11/2002	1996
19	20 Massachusetts Avenue	Washington, DC	1	U.S. Government	340,119	100.0%	18,434	84,536	51,767	3/31/1997	1996
20	625 Indiana Avenue	Washington, DC	1	U.S. Government	160,897	95.1%	7,834	58,401	52,317	8/17/2010	1989
21	7850 Southwest 6th Court	Plantation, FL	1	U.S. Government	135,819	100.0%	4,878	35,775	30,752	5/12/2011	1999
22	8900 Grand Oak Circle	Tampa, FL	1	U.S. Government	67,916	100.0%	1,983	13,042	10,948	10/15/2010	2008
23	181 Spring Street NW	Atlanta, GA	1	U.S. Government	90,688	100.0%	3,717	25,871	23,279	7/25/2012	2007
24	Corporate Square	Atlanta, GA	5	U.S. Government	352,876 [4]	100.0%	7,810	57,705	46,446	7/16/2004	1967
25	Executive Park	Atlanta, GA	1	Non-Government	125,788	100.0%	1,622	17,218	12,253	7/16/2004	1972
26	One Georgia Center	Atlanta, GA	1	State	375,952	91.3%	7,382	40,653	36,301	9/30/2011	2008
27	4712 Southpark Boulevard	Ellenwood, GA	1	U.S. Government	352,064	100.0%	3,131	21,076	18,538	7/25/2012	2005
28	1185, 1249 & 1387 S. Vinnell Way	Boise, ID	3	U.S. Government	180,952	100.0%	4,669	33,218	29,361	9/11/2012	1997
29	2020 S. Arlington Heights	Arlington Heights, IL	1	U.S. Government	57,770	100.0%	1,987	15,598	12,698	12/29/2009	2002
30	Intech Park	Indianapolis, IN	3	U.S. Government	433,924	91.5%	9,658	76,172	65,032	10/14/2011	2003
31	400 State Street	Kansas City, KS	1	U.S. Government	170,817	92.6%	2,938	14,703	12,292	6/16/2010	1971
32	7125 Industrial Road	Florence, KY	1	U.S. Government	167,939	100.0%	2,537	13,475	12,080	12/31/2012	2002
33	251 Causeway Street	Boston, MA	1	State	132,876	100.0%	4,071	24,049	20,778	8/17/2010	1988
34	75 Pleasant Street	Malden, MA	1	State	125,521	100.0%	4,964	32,278	26,508	5/24/2010	2008
35	25 Newport Avenue	Quincy, MA	1	State	92,549	96.3%	2,022	12,977	11,386	2/16/2011	2009
36	One Montvale Avenue	Stoneham, MA	1	U.S. Government	97,777	94.1%	2,495	14,669	12,455	6/16/2010	1987
37	4201 Patterson Avenue	Baltimore, MD	1	State	84,674	100.0%	1,270	12,897	8,484	10/15/1998	1989
38	20400 Century Boulevard	Germantown, MD	1	Vacant	80,550	0.0%	—	13,459	8,238	3/31/1997	1995
39	3300 75th Avenue	Landover, MD	1	U.S. Government	266,000	100.0%	5,276	41,280	34,250	2/26/2010	2004
40	1401 Rockville Pike	Rockville, MD	1	Other Government	190,044	93.3%	4,631	48,852	32,126	2/2/1998	1986

See notes on page 34.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2017

33

PROPERTY DETAIL (Continued)

PROPERTY DETAIL
(sorted by location)

EXHIBIT A

As of September 30, 2017
(dollars in thousands)

	Property Location		No. of Buildings	Primary Tenant Type	Rentable Sq. Ft.	% Leased	Annualized Rental Income (1)	Undepreciated Carrying Value	Depreciated Carrying Value	Date Acquired (2)	Weighted Average Year Built or Substantially Renovated (3)
41	2115 East Jefferson Street	Rockville, MD	1	U.S. Government	128,645	84.6%	$ 3,023	$ 14,819	$ 13,663	8/27/2013	2003
42	Rutherford Business Park	Windsor Mill, MD	1	U.S. Government	80,398	100.0%	1,915	11,827	10,593	11/16/2012	2011
43	Meadows Business Park	Woodlawn, MD	2	U.S. Government	182,561	83.8%	3,260	26,721	22,991	2/15/2011	1996
44	11411 E. Jefferson Avenue	Detroit, MI	1	U.S. Government	55,966	100.0%	2,731	18,990	15,647	4/23/2010	2009
45	330 South Second Avenue	Minneapolis, MN	1	Non-Government	193,594	84.7%	3,173	32,130	26,852	7/16/2010	2013
46	Rosedale Corporate Plaza	Roseville, MN	1	State	61,426	100.0%	1,126	8,222	5,099	12/1/1999	1987
47	1300 Summit Street	Kansas City, MO	1	U.S. Government	86,739	100.0%	2,357	15,105	13,569	9/27/2012	1998
48	4241-4300 NE 34th Street	Kansas City, MO	1	U.S. Government	98,073	100.0%	1,906	11,276	7,453	3/31/1997	1995
49	1220 Echelon Parkway	Jackson, MS	1	U.S. Government	109,819	100.0%	3,974	25,946	22,647	7/25/2012	2009
50	10-12 Celina Avenue	Nashua, NH	1	U.S. Government	321,800	100.0%	2,433	17,504	14,639	8/31/2009	1997
51	50 West State Street	Trenton, NJ	1	State	266,995	84.6%	6,516	45,652	38,963	12/30/2010	1989
52	435 Montano Boulevard	Albuquerque, NM	1	Vacant	29,045	0.0%	—	2,188	1,885	7/16/2010	1986
53	138 Delaware Avenue	Buffalo, NY	1	U.S. Government	121,711	63.6%	1,592	28,315	17,440	3/31/1997	2013
54	Airline Corporate Center	Colonie, NY	1	State	64,000	100.0%	1,066	7,222	6,382	6/22/2012	2004
55	5000 Corporate Court	Holtsville, NY	1	U.S. Government	264,482	85.7%	5,982	26,653	23,621	8/31/2011	2000
56	305 East 46th Street	New York, NY	1	Other Government	187,060	100.0%	10,290	107,780	97,023	5/27/2011	2008
57	4600 25th Avenue	Salem, OR	1	State	233,358	97.8%	5,108	28,757	24,888	12/20/2011	2007
58	Synergy Business Park	Columbia, SC	3	State	180,703	93.3%	2,192	17,378	13,789	5/10/2006; 9/17/2010	1984
59	One Memphis Place	Memphis, TN	1	U.S. Government	204,694	75.1%	2,948	9,742	8,382	9/17/2010	1985
60	701 Clay Road	Waco, TX	1	U.S. Government	138,608	100.0%	2,993	13,249	8,614	12/23/1997	1997
61	14660, 14672 & 14668 Lee Road	Chantilly, VA	3	Government Contractor	409,478	98.5%	13,592	81,187	79,796	12/22/2016	2002
62	Enterchange at Meadowville	Chester, VA	1	U.S. Government	228,108	100.0%	1,526	11,355	10,357	8/28/2013	2011
63	3920 Pender Drive	Fairfax, VA	1	U.S. Government	83,130	100.0%	2,440	15,815	14,691	3/21/2014	2011
64	Pender Business Park	Fairfax, VA	4	State	171,061	96.2%	4,011	24,108	21,938	11/4/2013	2000
65	7987 Ashton Avenue	Manassas, VA	1	Other Government	69,374	100.0%	1,654	9,990	9,835	1/3/2017	1989
66	1759 & 1760 Business Center Drive	Reston, VA	2	U.S. Government	406,388	100.0%	12,362	89,753	83,081	5/28/2014	1996
67	9960 Mayland Drive	Richmond, VA	1	State	173,932	94.4%	3,338	20,124	18,696	5/20/2014	1994
68	Aquia Commerce Center	Stafford, VA	2	U.S. Government	64,656	100.0%	1,826	10,285	9,037	6/22/2011	1998
69	65 Bowdoin Street	S. Burlington, VT	1	U.S. Government	26,609	100.0%	1,118	9,236	7,634	4/9/2010	2009
70	840 North Broadway	Everett, WA	2	State	111,908	100.0%	2,699	20,373	18,014	6/28/2012	1988
71	Stevens Center	Richland, WA	2	U.S. Government	140,152	100.0%	2,825	23,439	14,423	3/31/1997	1995
72	11050 West Liberty Drive	Milwaukee, WI	1	U.S. Government	29,297	100.0%	795	5,587	4,854	6/9/2011	2006
73	2029 Stonewall Jackson Drive	Falling Waters, WV	1	U.S. Government	40,348	100.0%	786	5,074	2,990	3/31/1997	1993
74	5353 Yellowstone Road	Cheyenne, WY	1	U.S. Government	122,647	100.0%	1,791	10,661	6,390	3/31/1997	1995
			96		11,516,851	95.0%	$ 275,420	$ 1,929,711	$ 1,598,642		

(1) Annualized rental income is calculated using the annualized contractual base rents from our tenants pursuant to our lease agreements as of September 30, 2017, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to us, and excluding lease value amortization.
(2) Date acquired is the date we acquired the property or the date our former parent entity acquired the property for those properties that our former parent entity contributed to us in June 2009 in connection with our initial public offering.
(3) Weighted based on rentable square feet.
(4) Rentable square footage excludes an expansion being constructed prior to the commencement of the lease.

Government Properties Income Trust
Supplemental Operating and Financial Data, September 30, 2017
34